VITESSE ENERGY ANNOUNCES THIRD QUARTER 2023 RESULTS AND DECLARES $0.50 QUARTERLY CASH DIVIDEND

CENTENNIAL, Colo. – November 1, 2023 – Vitesse Energy, Inc. (NYSE: VTS) (“we,” “our,” “Vitesse,” or the “Company”) today announced the Company’s third quarter 2023 financial and operating results and declared a quarterly cash dividend.

HIGHLIGHTS

•Declared a quarterly cash dividend of $0.50 per common share to be paid on December 29, 2023

•As previously announced, acquired additional oil and gas interests that will result in approximately $50.0 million of acquisition and related development capital expenditures primarily before year-end 2023

•Net loss of $1.5 million and Adjusted Net Income(1) of $11.1 million, with the difference primarily attributable to the non-cash unrealized mark-to-market loss from the Company’s hedging portfolio

•Adjusted EBITDA(1) of $34.7 million

•Cash flow from operations of $32.1 million and Free Cash Flow(1) of $17.2 million

•Production of 11,009 barrels of oil equivalent (“Boe”) per day (67% oil)

•Total cash development capital expenditures and acquisition costs of $34.1 million

•Total debt of $56.0 million and Net Debt to Adjusted EBITDA ratio(1) of 0.39

(1) Non-GAAP financial measure; see reconciliation schedules at the end of this release

MANAGEMENT COMMENTS

Bob Gerrity, Vitesse’s Chairman and Chief Executive Officer commented, “Vitesse continues to execute on our core business plan. We support our dividend and selectively grow production through the conversion of our undeveloped asset base and the acquisition of highly economic near-term development opportunities, while maintaining a conservative balance sheet. We continue to add hedges at prices deemed attractive to protect the dividend and enhance returns on our capital spending.”

STOCKHOLDER RETURNS

Vitesse’s Board of Directors declared its fourth quarter cash dividend for Vitesse’s common stock of $0.50 per share for stockholders of record as of December 15, 2023, which will be paid on December 29, 2023.

On September 29, 2023, the Company paid its third quarter cash dividend of $0.50 per share to common stockholders of record as of September 15, 2023.

FINANCIAL AND OPERATING RESULTS

Third quarter net loss was $1.5 million and Adjusted Net Income was $11.1 million. Adjusted EBITDA was $34.7 million. See “Non-GAAP Financial Measures” below.

Oil and gas production for the third quarter of 2023 averaged 11,009 Boe per day. For the nine months ended September 30, 2023, oil and gas production averaged 11,295 Boe per day. Oil represented 67% of production and 97% of total revenue in the third quarter of 2023. Total revenue, including the effects of our realized hedges, for the third quarter of 2023 was $53.6 million.

Vitesse’s average realized oil and natural gas prices before hedging were $78.45 per Bbl and $0.88 per Mcf, respectively, during the third quarter of 2023. Vitesse hedges a portion of its oil production to reduce the impact of price volatility on its financial results, support its dividend, and increase returns on its capital spending. In the third quarter, the Company had hedges covering 52% of oil production and its realized oil price with hedging was $76.35 per Bbl.

Lease operating expenses in the third quarter of 2023 were $10.0 million, or $9.86 per Boe, an increase of 9% on a per unit basis compared to the second quarter of 2023. The higher lease operating expense is primarily related to increased workover operations.

General and administrative (“G&A”) expenses for the third quarter of 2023 totaled $3.8 million, or $3.77 per Boe, a decrease of 13% on a per unit basis compared to the second quarter of 2023. The decrease in G&A expense was primarily due to the absence this quarter of costs related to the spin-off from Jefferies Financial Group Inc. on January 13, 2023 (the “Spin-Off”).

LIQUIDITY AND CAPITAL EXPENDITURES

As of September 30, 2023, Vitesse had $1.7 million in cash and $56.0 million of borrowings outstanding on its revolving credit facility. Vitesse had total liquidity of $115.7 million as of September 30, 2023, consisting of cash and $114.0 million of committed borrowing availability under its revolving credit facility.

In November 2023, the Company expects to complete its semi-annual redetermination of its revolving credit facility. The borrowing base is anticipated to remain at $245 million with the elected commitment increasing to $180 million from $170 million.

During the quarter, Vitesse spent $16.5 million on development capital expenditures and $17.6 million on acquisitions of oil and gas properties.

OPERATIONS UPDATE

The Company owned a working interest in 263 gross (7.7 net) wells that were either drilling or in the completion phase, and another 389 gross (10.0 net) locations that had been permitted for development at the end of the quarter. In the third quarter, Vitesse agreed to participate in 119 gross (4.0 net) future wells through approved or acquired authorization for expenditures (“AFEs”).

2023 ANNUAL GUIDANCE AND PRELIMINARY 2024 OUTLOOK

Vitesse reaffirms its previously revised 2023 annual guidance and preliminary 2024 outlook, which are set forth below.

	Revised 2023 Guidance	Preliminary 2024 Outlook
Annual Production (Boe per day)	11,500 - 11,700	12,500 - 13,500
Oil as a Percentage of Annual Production	66% - 68%	67% - 71%
Total Capital Expenditures ($ in millions)	$110 - $130	$90 - $110

THIRD QUARTER 2023 RESULTS
Vitesse Energy, LLC is the “predecessor” of Vitesse for financial reporting purposes. As a result, unless otherwise indicated, the 2022 financial and operating data presented in this release are those of Vitesse Energy, LLC and do not include the financial and operating data of Vitesse Oil, LLC, which was acquired as part of the Spin-Off. The following table sets forth selected financial and operating data for the periods indicated.

	QUARTER ENDED SEPTEMBER 30,		INCREASE (DECREASE)
($ in thousands, except production and per unit data)	2023	2022	AMOUNT	PERCENT
Financial and Operating Results:
Revenue
Oil	$53,293	$62,387	$(9,094)	(15%)
Natural gas	1,761	14,711	(12,950)	(88%)
Total revenue	$55,054	$77,098	$(22,044)	(29%)
Operating Expenses
Lease operating expense	$9,985	$8,323	$1,662	20%
Production taxes	5,152	6,636	(1,484)	(22%)
General and administrative	3,820	5,745	(1,925)	(34%)
Depletion, depreciation, amortization, and accretion	19,013	17,777	1,236	7%
Equity-based compensation	1,146	(17,329)	18,475	107%
Interest Expense	$1,166	$1,250	$(84)	(7%)
Commodity Derivative Gain (Loss), Net	$(17,083)	$31,037	$(48,120)	(155%)
Income Tax Benefit	$(796)	$—	$(796)	100%
Production Data:
Oil (MBbls)	679	697	(18)	(3%)
Natural gas (MMcf)	2,001	1,981	20	1%
Combined volumes (MBoe)	1,013	1,027	(14)	(1%)
Daily combined volumes (Boe/d)	11,009	11,166	(157)	(1%)
Average Realized Prices before Hedging:
Oil (per Bbl)	$78.45	$89.51	$(11.06)	(12%)
Natural gas (per Mcf)	0.88	7.42	(6.54)	(88%)
Combined (per Boe)	54.36	75.05	(20.69)	(28%)
Average Realized Prices with Hedging:
Oil (per Bbl)	$76.35	$73.54	$2.81	4%
Natural gas (per Mcf)	0.88	7.42	(6.54)	(88%)
Combined (per Boe)	52.95	64.22	(11.27)	(18%)
Average Costs (per Boe):
Lease operating	$9.86	$8.10	$1.76	22%
Production taxes	5.09	6.46	(1.37)	(21%)
General and administrative	3.77	5.59	(1.82)	(33%)
Depletion, depreciation, amortization, and accretion	18.77	17.31	1.46	8%

COMMODITY HEDGING

Vitesse hedges a portion of its expected annual oil production volumes to increase the predictability and certainty of its cash flow and to help maintain a strong financial position. Vitesse does not currently have hedges in place on its expected natural gas production volumes. The following table summarizes Vitesse’s open oil commodity derivative swap contracts scheduled to settle after September 30, 2023, including those entered into in October 2023.

SETTLEMENT PERIOD	OIL (Bbls)	WEIGHTED AVERAGE PRICE $
Swaps-Crude Oil
2023:
Q4	399,998	$79.11
2024:
Q1	402,498	$79.03
Q2	382,500	$79.13
Q3	327,500	$78.50
Q4	262,500	$79.12
2025:
Q1	90,000	$75.30
Q2	90,000	$75.30

The following table presents Vitesse’s settlements on commodity derivative instruments and unsettled gains and losses on open commodity derivative instruments for the periods presented:

	QUARTER ENDED SEPTEMBER 30,
(in thousands)	2023	2022
Realized (loss) on commodity derivatives	$(1,424)	$(11,128)
Unrealized (loss) gain on commodity derivatives	(15,659)	42,165
Total commodity derivative gain (loss)	$(17,083)	$31,037

Q3 2023 EARNINGS RELEASE CONFERENCE CALL

In conjunction with Vitesse’s release of its financial and operating results, investors, analysts and other interested parties are invited to listen to a conference call with management on Thursday, November 2, 2023 at 9:00 a.m. Eastern Time.

An updated corporate slide presentation that may be referenced on the conference call will be posted prior to the conference call on Vitesse’s website, www.vitesse-vts.com, in the “Investor Relations” section of the site, under “News & Events,” sub-tab “Presentations.”

Those wishing to listen to the conference call may do so via the Company’s website or by phone as follows:

Website: https://event.choruscall.com/mediaframe/webcast.html?webcastid=lzstGtPj

Dial-In Number: 877-407-0778 (US/Canada) and 201-689-8565 (International)

Conference ID: 13742191 - Vitesse Energy Third Quarter 2023 Earnings Call

Replay Dial-In Number: 877-660-6853 (US/Canada) 201-612-7415 (International)

Replay Access Code: 13742191 - Replay will be available through November 9, 2023

UPCOMING INVESTOR EVENTS

Vitesse management will be participating in the following upcoming investor events:

•Stephens Investment Conference - Nashville - November 14, 2023.

•Southwest IDEAS Conference - Dallas - November 16, 2023.

•Capital One Securities Energy Conference - Houston - December 4-5, 2023.

Any investor presentations to be used for such events will be posted prior to the events on Vitesse’s website, www.vitesse-vts.com, in the “Investor Relations” section of the site, under “News & Events,” sub-tab “Presentations.”

ABOUT VITESSE ENERGY, INC.

Vitesse Energy, Inc. is focused on returning capital to stockholders through owning financial interests as a non-operator in oil and gas wells drilled by leading US operators.

More information about Vitesse can be found at www.vitesse-vts.com.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements regarding future events and future results that are subject to the safe harbors created under the Securities Act of 1933 and the Securities Exchange Act of 1934. All statements other than statements of historical facts included in this release regarding Vitesse’s financial position, operating and financial performance, business strategy, dividend plans and practices, guidance, plans and objectives of management for future operations, and industry conditions are forward-looking statements. When used in this release, forward-looking statements are generally accompanied by terms or phrases such as “estimate,” “project,” “predict,” “believe,” “expect,” “continue,” “anticipate,” “target,” “could,” “plan,” “intend,” “seek,” “goal,” “will,” “should,” “may” or other words and similar expressions that convey the uncertainty of future events or outcomes. Items contemplating or making assumptions about actual or potential future production and sales, market size, collaborations, and trends or operating results also constitute such forward-looking statements.

Forward-looking statements involve inherent risks and uncertainties, and important factors (many of which are beyond Vitesse’s control) that could cause actual results to differ materially from those set forth in the forward-looking statements, including the following: changes in oil and natural gas prices; the pace of drilling and completions activity on Vitesse’s properties; Vitesse’s ability to acquire additional development opportunities; potential acquisition transactions; integration and benefits of property acquisitions, or the effects of such acquisitions on Vitesse’s cash position and levels of indebtedness; changes in Vitesse’s reserves estimates or the value thereof; disruptions to Vitesse’s business due to acquisitions and other significant transactions; infrastructure constraints and related factors affecting Vitesse’s properties; cost inflation or supply chain disruption; ongoing legal disputes over and potential shutdown of the Dakota Access Pipeline; the COVID-19 pandemic and its related economic repercussions and effect on the oil and natural gas industry; the impact of general economic or industry conditions, nationally and/or in the communities in which Vitesse conducts business, including central bank policy actions, bank failures and associated liquidity risks; changes in the interest rate environment, legislation or regulatory requirements; conditions of the securities markets; Vitesse’s ability to raise or access capital; cyber-related risks; changes in accounting principles, policies or guidelines; and financial or political instability, health-related epidemics, acts of war (including the armed conflict in Israel and Ukraine) or terrorism, and other economic, competitive, governmental, regulatory and technical factors affecting Vitesse’s operations, products and prices. Additional information concerning potential factors that could affect future results is included in the section entitled “Item 1A. Risk Factors” and other sections of Vitesse’s Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, as updated from time to time in amendments and subsequent reports filed with the SEC, which describe factors that could cause Vitesse’s actual results to differ from those set forth in the forward looking statements.

Vitesse has based these forward-looking statements on its current expectations and assumptions about future events. While management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond Vitesse’s control. Vitesse does not undertake any duty to update or revise any forward-looking statements, except as may be required by the federal securities laws.

FINANCIAL INFORMATION

VITESSE ENERGY, INC.
Condensed Consolidated Statements of Operations (Unaudited)

	FOR THE THREE MONTHS ENDED		FOR THE NINE MONTHS ENDED
	SEPTEMBER 30,		SEPTEMBER 30,
(In thousands, except share and unit data)	2023	2022	2023	2022
Revenue
Oil	$53,293	$62,387	$152,512	$179,508
Natural gas	1,761	14,711	12,090	41,366
Total revenue	55,054	77,098	164,602	220,874
Operating Expenses
Lease operating expense	9,985	8,323	28,384	22,483
Production taxes	5,152	6,636	15,325	18,612
General and administrative	3,820	5,745	19,143	12,252
Depletion, depreciation, amortization, and accretion	19,013	17,777	56,233	46,953
Equity-based compensation	1,146	(17,329)	30,545	4,911
Total operating expenses	39,116	21,152	149,630	105,211
Operating Income	15,938	55,946	14,972	115,663
Other (Expense) Income
Commodity derivative gain (loss), net	(17,083)	31,037	(4,885)	(17,338)
Interest expense	(1,166)	(1,250)	(3,461)	(3,003)
Other income	49	6	99	12
Total other (expense) income	(18,200)	29,793	(8,247)	(20,329)

Income (Loss) Before Income Taxes	$(2,262)	$85,739	$6,725	$95,334

(Provision for) Benefit from Income Taxes	796	—	(46,386)	—

Net Income (Loss)	$(1,466)	$85,739	$(39,661)	$95,334
Net income attributable to Predecessor common unit holders	—	85,739	1,832	95,334
Net Income (Loss) Attributable to Vitesse Energy, Inc.	$(1,466)	$—	$(41,493)	$—

Weighted average common shares / Predecessor common unit outstanding – basic	29,659,763	438,625,000	29,660,924	438,625,000
Weighted average common shares / Predecessor common unit outstanding – diluted	29,659,763	438,625,000	29,660,924	438,625,000
Net income (loss) per common share / Predecessor common unit – basic	$(0.05)	$0.19	$(1.40)	$0.21
Net income (loss) per common share / Predecessor common unit – diluted	$(0.05)	$0.19	$(1.40)	$0.21
Net loss per Predecessor non-founder MIUs classified as temporary equity–basic and diluted		$—		$—

VITESSE ENERGY, INC.
Condensed Consolidated Balance Sheets (Unaudited)

	SEPTEMBER 30,	DECEMBER 31,
(in thousands, except shares and units)	2023	2022
Assets
Current Assets
Cash	$1,747	$10,007
Revenue receivable	38,198	41,393
Commodity derivatives	—	2,112
Prepaid expenses and other current assets	1,550	841
Total current assets	41,495	54,353
Oil and Gas Properties-Using the successful efforts method of accounting
Proved oil and gas properties	1,135,849	985,751
Less accumulated DD&A and impairment	(438,714)	(382,974)
Total oil and gas properties	697,135	602,777
Other Property and Equipment—Net	166	114
Other Assets
Commodity derivatives	325	1,155
Other noncurrent assets	1,845	2,085
Total other assets	2,170	3,240
Total assets	$740,966	$660,484
Liabilities, Redeemable Units and Equity
Current Liabilities
Accounts payable	$24,466	$7,207
Accrued liabilities	52,656	25,849
Commodity derivatives	6,296	3,439
Other current liabilities	—	184
Total current liabilities	83,418	36,679
Long-term Liabilities
Revolving credit facility	56,000	48,000
Deferred tax liability	48,456	—
Asset retirement obligations	7,633	6,823
Other noncurrent liabilities	4,252	—
Total liabilities	$199,759	$91,502
Commitments and Contingencies
Predecessor Redeemable Management Incentive Units	—	4,559
Equity
Preferred stock, $0.01 par value, 5,000,000 shares authorized; 0 shares issued at September 30, 2023	—	—
Common stock, $0.01 par value, 95,000,000 shares authorized; 32,812,025 shares issued at September 30, 2023	328	—
Additional paid-in capital	582,372	—
Accumulated deficit	(41,493)	—
Predecessor members' equity-common units-450,000,000 units outstanding	—	564,423
Total equity	541,207	564,423
Total liabilities, redeemable units and equity	$740,966	$660,484

NON-GAAP FINANCIAL MEASURES

Vitesse defines Adjusted Net Income as net income before (i) non-cash gains and losses on unsettled derivative instruments, and (ii) non-cash unit-based compensation; reduced by the estimated impact of income tax expense.

Net Debt is calculated by deducting cash on hand from the amount outstanding on our revolving credit facility as of the balance sheet or measurement date.

Adjusted EBITDA is defined as net income before expenses for interest, income taxes, depletion, depreciation, amortization and accretion, and excludes non-cash equity-based compensation and non-cash gains and losses on unsettled derivative instruments.

Net Debt to Adjusted EBITDA ratio is defined as Net Debt divided by annualized third quarter 2023 EBITDA.

Vitesse defines Free Cash Flow as cash flow from operations, adding back changes in operating assets and liabilities, less development of oil and gas properties.

Management believes the use of these non-GAAP financial measures provides useful information to investors to gain an overall understanding of financial performance. Specifically, management believes the non-GAAP financial measures included herein provide useful information to both management and investors by excluding certain items that management believes are not indicative of Vitesse’s core operating results. In addition, these non-GAAP financial measures are used by management for budgeting and forecasting as well as subsequently measuring Vitesse’s performance, and management believes it is providing investors with financial measures that most closely align to its internal measurement processes. A reconciliation of each of the non-GAAP financial measures to the most directly comparable GAAP measure is included below.

RECONCILIATION OF ADJUSTED NET INCOME

FOR THE THREE MONTHS ENDED SEPTEMBER 30,
(in thousands)	2023
Income (Loss) Before Income Taxes	$(2,262)
Add:
Unrealized loss (gain) on derivative instruments	15,659
Equity-based compensation	1,146
Adjusted Income Before Adjusted Income Tax Expense	14,543

Adjusted Income Tax Expense(1)	(3,403)

Adjusted Net Income (non-GAAP)	$11,140

(1)The Company determined the income tax impact on the “Adjusted Income Before Adjusted Income Tax Expense” using the relevant statutory tax rate of 23.4%.

RECONCILIATION OF ADJUSTED EBITDA AND NET DEBT TO ADJUSTED EBITDA RATIO

FOR THE THREE MONTHS ENDED SEPTEMBER 30,
(in thousands except for ratio)	2023
Revolving credit facility	$56,000
Cash	1,747
Net Debt	$54,253

Net Income (Loss)	$(1,466)
Add:
Interest expense	1,166
Benefit from income taxes	(796)
Depletion, depreciation, amortization, and accretion	19,013
Equity-based compensation	1,146
Unrealized loss (gain) on commodity derivatives	15,659
Adjusted EBITDA	$34,722

Annualized Adjusted EBITDA	138,888
Net Debt to Adjusted EBITDA ratio	0.39

RECONCILIATION OF FREE CASH FLOW

FOR THE THREE MONTHS ENDED SEPTEMBER 30,
(in thousands)	2023
Net cash provided by operating activities	$32,060
Add back: changes in operating assets and liabilities	1,658
Cash flow from operations before changes in operating assets and liabilities	33,718
Less: development of oil and gas properties	(16,477)
Free Cash Flow	$17,241

INVESTOR AND MEDIA CONTACT
Ben Messier, CFA
Director – Investor Relations and Business Development
(720) 532-8232
benmessier@vitesse-vts.com